Exhibit 99.1

Wireless Ronin Appoints John Walpuck as COO and CFO

MINNEAPOLIS – April 2, 2014 – Wireless Ronin Technologies, Inc. (OTCQB: RNIN), a leading digital marketing technology and solutions provider, has appointed John Walpuck as its Chief Operating Officer and Chief Financial Officer. Mr. Walpuck will succeed Darin McAreavey, who resigned as Chief Financial Officer effective as of the close of business on April 2, 2014.  Mr. Walpuck brings nearly 20 years of diverse operational, financial and technology industry experience to Ronin. His directly related experience in the technology industry includes digital broadcasting, digital media monetization, and digital media services. He has served as an executive officer for publicly traded and privately held companies ranging in size from $25,000 in startup capital to over $20 billion in revenue. He has an MBA from the University of Chicago, is a Certified Management Accountant, Certified Public Accountant, and holds other professional certifications.

“John’s diverse background and experience perfectly align with our current needs and objectives. His financial and operational experiences speak for themselves. However, he has also demonstrated the ability to step outside those roles to help companies drive significant revenue growth,” noted Ronin’s president and CEO, Scott Koller. “Having the position of chief operating officer reestablished will also help support Wireless Ronin’s aggressive growth initiatives. In the near-term, he will be responsible for facilitating the integration of Broadcast International (BI), a transformative merger we expect to close this quarter.”

Walpuck commented: “I am very excited to join Ronin at this pivotal stage of the company’s development, especially given the pending merger with Broadcast International.  We believe that adding Broadcast’s technology to the RoninCast software platform will create the most comprehensive offering in the industry. It will also position the company to capitalize on additional technology and growth opportunities in the constantly evolving industry landscape.”

About Wireless Ronin Technologies
Wireless Ronin Technologies, Inc. (OTCQB: RNIN) (WRT) is a pioneering marketing technologies company. WRT combines interactive digital media — signage, kiosks, mobile, social media and web — to create 360-degree solutions so companies will be “Communicating at Life Speed®” to deliver the right content at the right place at the right time. WRT’s turnkey approach includes strategic consulting, creative development, installation, hosting, training and support. Since launching its cloud-based RoninCast® content management platform in 2003, WRT has become the leading digital marketing provider for large-scale deployments in retail, automotive, food service and public venues. The company is headquartered in Minneapolis, Minnesota. For more information about Wireless Ronin, visit www.wirelessronin.com.

Forward-Looking Statements
This release contains certain forward-looking statements of expected future developments, as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect management's present expectations and estimates regarding operating efficiencies, increased revenue opportunities, potential new markets, cost savings, the ability to effectively compete in a highly competitive market and the value of certain assets relating to the potential transaction described herein.  Nevertheless, and despite the fact that management’s expectation and estimates are based on assumptions management believes to be reasonable and data management believes to be reliable actual results from the potential transaction are subject to future risks and uncertainties, any of which could materially affect actual performance. Risks and uncertainties that could affect such performance include, but are not limited to, the following: the adequacy of funds for future operations; estimates of future expenses, revenue and profitability; the pace at which the company completes installations and recognizes revenue; trends affecting financial condition and results of operations; ability to convert proposals into customer orders; the ability of customers to pay for products and services; the revenue recognition impact of changing customer requirements; customer cancellations; the availability and terms of additional capital; ability to develop new products; dependence on key suppliers, manufacturers and strategic partners; industry trends and the competitive environment; the impact of the company’s financial condition upon customer and prospective customer relationships, and the impact of losing one or more senior executives or failing to attract additional key personnel. These and other risk factors are discussed in detail in the cautionary statement set forth in the company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 11, 2014.

Investor Relations Contact:
Matt Glover or Michael Koehler
Liolios Group, Inc.
RNIN@liolios.com
Tel 949-574-3860